Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of August 22, 2024 (this “Second Supplemental Indenture”), among Noble Finance II LLC, a Delaware limited liability company (the “Issuer”), the Guarantors listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as Trustee, paying agent and registrar under such Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee have heretofore executed and delivered an Indenture, dated as of April 18, 2023 (the “Base Indenture”, and as supplemented by that First Supplemental Indenture, dated as of August 2, 2023, between Noble Leasing V (Switzerland) GmbH, a Swiss limited liability company, and the Trustee, and as may be further amended, supplemented, waived or otherwise modified prior to the date hereof, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount 8.000% Senior Notes due 2030 of the Issuer (the “Notes”);

WHEREAS, Section 9.2 of the Indenture provides, among other things, that the Issuer, the Guarantors and the Trustee may amend certain terms of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Issuer has obtained the consent to the Proposed Amendments to the Indenture from $800,000,000 aggregate principal amount (or 8.000%) of the outstanding Notes as of the date hereof, representing in excess of a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, pursuant to Sections 9.2 and 9.5 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Second Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Guarantors have been done.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Second Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendments

The Base Indenture is hereby amended as follows:

(i)	clause (11) of Section 4.7(b) of the Base Indenture is hereby amended by adding the bold and underlined language as follows:

“(x) Restricted Payments in an aggregate amount not to exceed the aggregate original principal amount of the Additional Notes issued on August 22, 2024 and (y) so long as no Payment Default or Event of Default has occurred and is continuing or would result therefrom, (A) payment of other Restricted Payments from time to time in an aggregate amount since the Issue Date not to exceed $100.0 million and (B) payment of other Restricted Payments in an unlimited amount so long as after giving pro forma effect thereto the Consolidated Total Debt Ratio (calculated by excluding the aggregate principal amount of outstanding Notes in excess of $600,000,000 from Consolidated Total Indebtedness; provided, at no time shall the amount so excluded from Consolidated Total Indebtedness exceed the aggregate original principal amount of the Additional Notes issued on August 22, 2024) does not exceed 1.25 to 1.00; or”

(ii)	clause (d) of Section 10.5 of the Base Indenture is hereby amended by adding the bold and underlined language as follows:

(d) (x) the release or discharge of such Guarantor’s obligations under the RCF Credit Agreement other than a release or discharge as a result of payment in full thereon and termination of the commitments thereunder or (y) in the case of any Restricted Subsidiary that after the Issue Date is required to provide a Guarantee pursuant to Section 4.15, the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the RCF Credit Agreement, Debt Facility or capital markets debt securities that resulted in the creation of such Guarantee;

The Trustee hereby acknowledges (i) that each of Noble Drillship I Singapore Pte. Ltd., a private limited company incorporated in Singapore (“Drillship I”), and Noble Drillship II Singapore Pte. Ltd., a private limited company incorporated in Singapore (“Drillship II”), was released from its obligations under the RCF Credit Agreement, effective as of May 23, 2024 and (ii) in accordance with the Section 10.5(d) of the Base Indenture, as amended by this Second Supplemental Indenture, the release of each of Drillship I and Drillship II from all of its obligations, including its Obligations, under its Guarantee and the provisions of the Base Indenture, effective as of the date hereof.

ARTICLE III

Miscellaneous

SECTION 3.1 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.2 Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.3 Ratification of Indenture; Supplemental Indentures Part of Indenture; No Liability of Trustee. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture. Additionally, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Trustee makes no representation with respect to any such matters.

SECTION 3.4 Counterparts. This Second Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 3.5 Headings. The headings of the Articles and the sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

NOBLE FINANCE II LLC

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President and Secretary

NOBLE BD LLC, as Guarantor

By:	Noble NBD Cayman LP, its sole member
By:	Noble NBD GP Holding, its general partner

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President and Secretary

NOBLE DRILLING (U.S.) LLC, as Guarantor

By:	Noble NDUS UK Ltd, its member

By:	/s/ Bruce Boyle
	Name:	Bruce Boyle
	Title:	Director

NOBLE DT LLC, as Guarantor

By:	Noble Boudreaux Limited, its member

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President and Secretary

[Signature Page to Second Supplemental Indenture]

NOBLE SERVICES COMPANY LLC, as
Guarantor

By:	Noble Drilling (U.S.) LLC, its member
By:	Noble NDUS UK Ltd, its member

By:	/s/ Bruce Boyle
	Name:	Bruce Boyle
	Title:	Director

NOBLE DRILLING (LUXEMBOURG)
S.Á.R.L., a société à responsabilité limitée, with registered office at 25B, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B135475, as Guarantor

By:	/s/ David M.J. Dujacquier
	Name:	David M.J. Dujacquier
	Title:	Manager

NOBLE DRILLING A/S, as Guarantor

By:	/s/ Peter Asboe
	Name:	Peter Asboe
	Title:	Chief Executive Officer and Director

NOBLE DRILLING DEEPWATER A/S, as
Guarantor

By:	/s/ Peter Asboe
	Name:	Peter Asboe
	Title:	Chief Executive Officer and Director

[Signature Page to Second Supplemental Indenture]

NOBLE DRILLING OFFSHORE
INTERNATIONAL A/S, as Guarantor

By:	/s/ Peter Asboe
	Name:	Peter Asboe
	Title:	Chief Executive Officer

NOBLE DRILLSHIP IV SINGAPORE PTE. LTD., as Guarantor

By:	/s/ Claus Bachmann
	Name:	Claus Bachmann
	Title:	Chairman and Director

NOBLE INTERNATIONAL FINANCE
COMPANY, as Guarantor

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President, Secretary and Director

NOBLE HIGHLANDER UK LTD., as Guarantor

By:	/s/ Claus Bachmann
	Name:	Claus Bachmann
	Title:	Director

[Signature Page to Second Supplemental Indenture]

NOBLE LEASING III (SWITZERLAND) GMBH, as Guarantor

By:	/s/ David M.J. Dujacquier
	Name:	David M.J. Dujacquier
	Title:	Managing Officer and Director

NOBLE LEASING V (SWITZERLAND) GMBH, as Guarantor

By:	/s/ David M.J. Dujacquier
	Name:	David M.J. Dujacquier
	Title:	Managing Officer and Chairman

NOBLE SERVICES INTERNATIONAL
LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President, Secretary and Director

NOBLECORP DRILLING HOLDINGS
SINGAPORE PTE. LTD., as Guarantor

By:	/s/ Claus Bachmann
	Name:	Claus Bachmann
	Title:	Chairman and Director

[Signature Page to Second Supplemental Indenture]

PACIFIC DRILLING S.A., a société anonyme, with registered office at 25B, Boulevard Royal, L-2449 Luxembourg, Grand Duchy of Luxembourg, and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B159658, as Guarantor

By:	/s/ David M.J. Dujacquier
	Name:	David M.J. Dujacquier
	Title:	Director

PACIFIC DRILLING COMPANY LLC, as
Guarantor

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President and Secretary

PACIFIC DRILLING OPERATIONS, INC., as
Guarantor

By:	/s/ Blake A. Denton
	Name:	Blake A. Denton
	Title:	President

PACIFIC SANTA ANA LIMITED, as Guarantor

By:	/s/ Brad A. Baldwin
	Name:	Brad A. Baldwin
	Title:	President, Secretary and Director

[Signature page to Second Supplemental Indenture]

THE DRILLING COMPANY OF 1972 A/S, as
Guarantor

By:	/s/ Peter Asboe
	Name:	Peter Asboe
	Title:	Chief Executive Officer and Director

[Signature page to Second Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brian T. Jensen
	Name:	Brian T. Jensen
	Title:	Vice President

[Signature page to Second Supplemental Indenture]